Exhibit 99.6

NOTICE OF WITHDRAWAL

To Withdraw

SHARES OF COMMON STOCK OF PFIZER INC.

Pursuant to the

OFFER TO EXCHANGE

up to 400,985,000 Shares of Class A Common Stock of

ZOETIS INC.

which are owned by Pfizer Inc.

for Shares of Common Stock of

PFIZER INC.

Pursuant to the Prospectus dated June 3, 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 19, 2013, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF PFIZER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus (the “Prospectus”) in connection with the offer by Pfizer Inc. (“Pfizer”) to exchange up to 400,985,000 shares of Zoetis Inc. (“Zoetis”) Class A common stock, par value $0.01 per share (“Zoetis common stock”), which are owned by Pfizer, for shares of Pfizer common stock, par value $0.05 per share (“Pfizer common stock”), that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

Shares of Pfizer common stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date of the exchange offer and, unless Pfizer has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Pfizer accepts shares of Pfizer common stock pursuant to the exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF PFIZER COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal or by facsimile transmission at (617) 360-6810 before 12:00 midnight, New York City time, on the expiration date of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer—Withdrawal Rights” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

PFIZER COMMON STOCK TO BE WITHDRAWN
Certificated Shares		Direct Registration Shares*
Share Certificate Number(s)	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered

TOTAL NUMBER OF SHARES OF COMMON STOCK WITHDRAWN:

*  If any shares of Pfizer common stock were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent. You should consult the institution through which you hold your shares regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before 12:00 midnight, New York City time, on the expiration date of the exchange offer.

USE THIS FORM ONLY IF YOU WISH TO WITHDRAW SHARES OF PFIZER COMMON STOCK PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Pfizer common stock withdrawn as its or their names appear on the registered stockholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:

DTC Participant Number (applicable for shares tendered through DTC only):

If you wish to withdraw any tendered shares of Pfizer common stock, you must deliver this Notice of Withdrawal, before 12:00 midnight, New York City time, on the expiration date of the exchange offer, to the exchange agent at:

The exchange agent for the Exchange Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Overnight:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021
By Facsimile: (617) 360-6810

Pfizer will determine in its sole discretion questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal. None of Pfizer, Zoetis, any of the dealer managers, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any such notification. Any such determinations may be challenged in a court of competent jurisdiction.